EXHIBIT 99.1

DATE:	April 20, 2006

TO:	All Media
FROM: Standard Management
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

CONTACT: Michael B. Berry
Investor Relations
Phone: (317) 574-5221
Standard Management Signs Definitive Agreement to Acquire
In-House Pharmacies, Inc.
(Indianapolis, Indiana) Standard Management Corporation (“Standard Management” or the “Company”) (NASDAQ:SMAN, SMANP), an Indianapolis-based provider of pharmaceuticals to the long-term care and infusion therapy industry, announced today the signing of a definitive agreement for the purchase of In-House Pharmacies, Inc. of San Diego, California. Terms of the agreement were not disclosed, however, the consideration consists of a combination of cash, stock and seller financing and is expected to close May 22, 2006. The Company also announced today that it has successfully arranged its senior debt financing as part of its previously disclosed capital plan. The proceeds of such financing will be used to fund a portion of the purchase price for the acquisition of In-House Pharmacies, Inc.
In-House Pharmacies, Inc., with approximately $40 million in annual revenues, represents the largest in a series of acquisitions by Standard Management, adding to its national presence. “In-House is an example of the high quality enterprise that Standard Management is acquiring as the Company expands across the United States,” stated Ronald D. Hunter, Chairman, President and CEO of Standard Management. “With this acquisition, Standard Management exceeds $100 million in run rate revenue for 2006 and is on course to be EBITDA positive,” concluded Hunter.
“As we expand our footprint across the country, we strive to add state-of-the-art pharmacy practices which complement our existing service to patients in the assisted living and skilled nursing home environment,” stated Martial R. Knieser, M.D., President, Health Services. “In-House Pharmacies is an excellent example of the type of acquisition we endeavor to bring into the Standard Management family,” Knieser added.
“The principal owners along with the long-standing management team are extremely proud to be a part of Standard Management’s vision for the future,” stated R. Michael Defay, President, In-House Pharmacies, Inc. “In-House Pharmacies does not anticipate any local change in the leadership team or customer service,” Mr. Defay added.

Standard Management is taking its vision for the future of health care nationally. Current regional pharmacies are located in Washington, Tennessee, Indiana and now California. According to Mark Long, Director National Pharmacy Operations, “Our acquisition strategy is what distinguishes us in the marketplace. Our organizational development and the expertise of our executive teams define our unique position in the healthcare industry.”
This press release contains “forward-looking statements” within the meaning of section 27 A of the Securities Act of 1933. The use of the words “believe,” “expect,” “anticipate,” “intend,” “may,” “estimate,” “could,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, the ability of the Company to consummate the agreement for the acquisition, the performance and growth of our business, potential future acquisitions, and their impact on the Company’s performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to the ability of our management team to successfully operate a health services business with limited experience in that industry; our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to obtain the proposed capital and additional capital when needed and on favorable terms; customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.
We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Standard Management is a holding company headquartered in Indianapolis, IN. Information about the Company can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at www.SMAN.com.